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                                                                     EXHIBIT 4.5

                       SEDCO FOREX EMPLOYEES OPTION PLAN

                         (Effective December 31, 1999)

     WHEREAS, Schlumberger Limited, a company organized under the laws of the Netherlands Antilles ("Schlumberger"), and Sedco Forex Holdings Limited, a British Virgin Islands company ("Sedco Forex"), entered into that certain Distribution Agreement dated as of July 12, 1999 (the "Distribution Agreement"), pursuant to which Schlumberger agreed to spin off its offshore contract drilling business by distributing the capital stock of Sedco Forex to Schlumberger stockholders; and

     WHEREAS, Schlumberger, Sedco Forex, Transocean Offshore Inc., a Cayman Islands exempted company (the "Company"), and Transocean SF Limited, a British Virgin Islands company and a wholly owned subsidiary of the Company ("Merger Sub"), entered into that certain Agreement and Plan of Merger dated as of July 12, 1999 (the "Merger Agreement"), pursuant to the terms of which Merger Sub merged with and into Sedco Forex on the date hereof (the "Merger"), with Sedco Forex surviving the Merger; and

     WHEREAS, upon completion of the Merger, the Company changed its name to "Transocean Sedco Forex Inc.; and

    WHEREAS, as provided for in the Distribution Agreement, Schlumberger, the Company and Sedco Forex entered into an Employee Matters Agreement dated as of December 13, 1999 (the "EMA"); and

     WHEREAS, the EMA provides that as of the Distribution Date (as defined in the EMA), all nonvested options to purchase Schlumberger common stock held by Sedco Forex Employees (as defined in the EMA) were terminated (the "Nonvested Options"); and

     WHEREAS, the EMA provides that as of the effective time of the Merger, fully vested options to purchase Transocean ordinary shares shall be granted to Sedco Forex Employees whose Nonvested Options were terminated (the "New Options"); and

     WHEREAS, the Company desires to establish a separate share option plan to provide for the New Options in accordance with the EMA;

     NOW, THEREFORE, the Company adopts this Sedco Forex Employees Option Plan (the "Plan"), as set forth below (capitalized terms used herein or in the Plan but not defined shall have the meanings assigned thereto in the EMA, the Distribution Agreement or the Merger Agreement).
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                       SEDCO FOREX EMPLOYEES OPTION PLAN

                      (Effective as of December 31, 1999)

I.   GENERAL

1.1  PURPOSE OF THE PLAN

          The Sedco Forex Employees Option Plan (the "Plan") of Transocean Sedco Forex Inc. (the "Company") is intended to provide Sedco Forex Employees who held nonvested options for the purchase of Schlumberger Limited common stock (the "Nonvested Options"), which were cancelled in accordance with the terms of Employee Matters Agreement dated as of December 13, 1999 (the "EMA"), with fully vested options to purchase ordinary shares, par value $.01 per share, of the Company ("Transocean Ordinary Shares") on substantially the same terms as provided under the Company's Long-Term Incentive Plan ("New Options").

1.2  ADMINISTRATION OF THE PLAN

          (a) The Plan shall be administered by the Executive Compensation Committee or other designated committee (the "Committee") of the Board of Directors of the Company (the "Board"), which shall consist of at least two Directors all of whom (i) are not eligible for awards under the Plan, (ii) are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (iii) are Outside Directors satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code").

          (b) The Committee shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall have no power or discretion to vary the amount or terms of awards under the Plan under
     Article II of the Plan, except as provided in Article III. All decisions and acts of the Committee shall be final and binding upon all affected Plan participants.

1.3  ELIGIBLE PARTICIPANTS

          "Eligible Participants" are Sedco Forex Employees who held outstanding Nonvested Options that were cancelled as of the Distribution Date. "Eligible French Participants" are Eligible Participants who are residents of France for French income tax purposes.

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1.4  AWARDS UNDER THE PLAN

          Awards to Eligible Participants under the Plan shall be in the form of New Options.


1.5  SHARES SUBJECT TO THE PLAN

          The aggregate number of Transocean Ordinary Shares that may be issued with respect to awards made under the Plan shall not exceed 510,000.

1.6  OTHER COMPENSATION PROGRAMS

          The existence and terms of the Plan shall not limit the authority of the Board in compensating Directors and employees of the Company and its subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.

II.    ORDINARY SHARE OPTION AWARDS

          Subject to the following provisions, New Options shall be awarded to Eligible Participants as of the Effective Time for the number of Transocean Ordinary Shares, calculated under Section 2.1 below, and for the option price set forth in Section 2.2 below.

2.1  CALCULATION OF SHARES UNDERLYING NEW OPTIONS

          (a) Calculation of New Options for Eligible Participants. Each Eligible Participant who is not an Eligible French Participant shall be issued New Options for the purchase of a number of Transocean Ordinary Shares based on the number of shares of Schlumberger common stock subject to the cancelled Nonvested Options held by the Eligible Participant times a fraction, the numerator of which is the closing price of Schlumberger common stock at the close of trading on the day immediately prior to the Distribution Date (which shall be determined without regard to the Distribution of Sedco Forex) and the denominator of which is the price of a Transocean Ordinary Share at the close of trading on the day immediately prior to the Distribution Date.

          (b) Calculation of New Options for Eligible French Participants. Eligible French Participants shall receive New Options determined as follows:

                (A) the Nonvested Options held by each Eligible French Participant shall be valued according to the Black Scholes valuation method (with respect to Schlumberger common stock, valued as of the Distribution Date); and

                (B) New Options shall be granted to each Eligible French Participant which have an equivalent value to the amount determined in
          (A) above, when based on an exercise price equal to the fair market value of Transocean Ordinary Shares on the date the New Options are granted.

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          (c) Fractional Shares. Notwithstanding the foregoing, the number of
Transocean Ordinary Shares that may be purchased upon exercise of a New Option shall not include any fractional share and, upon exercise of such New Options, a cash payment shall be made in lieu of delivery of any fractional share.

2.2  TERMS AND CONDITIONS OF OPTIONS

          Subject to the following provisions, all New Options granted under the Plan to Eligible Participants shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

          (a) Option Price for New Options held by Eligible Participants. The exercise price of each New Option granted to an Eligible Participant who is not an Eligible French Participant shall be the price of a Transocean Ordinary Share at the close of trading on the day immediately prior to the Distribution Date times a fraction, the numerator of which is the exercise price of the Nonvested Option for a share of Schlumberger common stock and the denominator of which is the price of Schlumberger common stock at the close of trading on the day immediately prior to the Distribution Date (determined without regard to the distribution of Sedco Forex).

          (b) Option Price for New Options held by Eligible French Participants. The exercise price of each New Option provided to Eligible French Participants shall be the fair market value of a Transocean Ordinary Share on the date the New Options are granted.

          (c) Term of Option. Unless otherwise determined by the Committee, the term of New Options granted under the Plan shall be the remaining term of the applicable cancelled Nonvested Option at the time of the Distribution. Unless otherwise determined by the Committee, no option granted hereunder shall have a term that exceeds the term of the applicable cancelled Nonvested Option. No New Option shall be exercised after the expiration of its term, except as provided pursuant to Section 2.2(h) with respect to the death of an optionee.

          (d) Exercise of Options. New Options granted under the Plan shall be immediately exercisable except as otherwise set forth in or provided under the Plan or any New Option grant agreement.

          (e) Payment for Shares. The Committee may authorize payment for shares as to which a New Option is exercised to be made in cash, Ordinary Shares or in such other manner as the Committee in its discretion may provide.

          (f) Nontransferability of New Options. No New Option or any interest therein shall be transferable by the optionee other than by will or by the laws of descent and distribution. During an optionee's lifetime, all New Options shall be exercisable only by such optionee or by the guardian or legal representative of the optionee.

          (g) Shareholder Rights. The holder of a New Option shall, as such, have none of the rights of a shareholder.

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          (h) Termination of Employment. The Committee shall have discretion to specify in the New Option grant or an amendment thereof, provisions with respect to the period during which the New Option may be exercised following the optionee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any New Option to be exercised beyond the term of the Option established pursuant to Section 2.2(c), except that the Committee may provide that, notwithstanding such New Option term, a New Option which is outstanding on the date of an optionee's death shall remain outstanding and exercisable for up to one year after the optionee's death.

III.    ADDITIONAL PROVISIONS

3.1  GENERAL RESTRICTIONS

          Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Ordinary Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Ordinary Shares is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Ordinary Shares thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

3.2  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

          In the event of a scheme of arrangement, reorganization, recapitalization, Ordinary Share split, Ordinary Share dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan (including any limitations on individual awards), in the number, price or kind of shares covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

3.3  AMENDMENTS

          (a) The Board may amend the Plan at any time and from time to time. No such amendment shall require approval by the stockholders unless stockholder approval is required to satisfy Rule 16b-3 under the Securities Exchange Act of 1934 or Section 162(m) of the Code, or by applicable law or stock exchange requirements.

          (b) The Committee shall have the authority to amend any New Option grant to include any provision which, at the time of such amendment, is authorized under the terms of the Plan. However, except as set forth in Section 3.4, no outstanding award may be revoked or altered in a manner unfavorable to the holder without the written consent of the holder.

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3.4  CANCELLATION OF AWARDS

          Any award granted under the Plan may be canceled at any time with the consent of the holder and a new award may be granted to such holder in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the Committee may not reduce the exercise price of outstanding New Options where the existing exercise or base price is higher than the then current market price of the Ordinary Shares. Notwithstanding the foregoing, the Committee may, in its sole discretion, cancel any outstanding New Option without the consent of the option holder, by providing such New Option holder with Ordinary Shares equal to the number of Ordinary Shares covered by such option, less any applicable withholding, or by providing the New Option holder with a cash payment equal to the difference between the exercise price of the New Option and the fair market value of the covered Ordinary Shares on the date such payment is made, less any applicable withholding.

3.5  BENEFICIARY

          An Eligible Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee, to receive any New Options or Ordinary Shares that become deliverable to the Eligible Participant pursuant to the Plan after the Eligible Participant's death. An Eligible Participant may, from time to time, amend or revoke a Beneficiary designation. If no designated Beneficiary survives the Eligible Participant, the executor or administrator of the Eligible Participant's estate, acting on behalf of the estate, shall be deemed to be the Eligible Participant's Beneficiary.

3.6  WITHHOLDING

          (a) Whenever the Company proposes or is required to issue or transfer Ordinary Shares under the Plan, the Company shall have the right to require the award holder to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

          (b) An employee entitled to receive Ordinary Shares under the Plan may elect to have a minimum statutory withholding tax liability with respect to such Ordinary Shares satisfied by having the Company withhold from the shares otherwise deliverable to the employee Ordinary Shares having a value equal to the amount of the tax liability to be satisfied with respect to the Ordinary Shares. An election to have the tax liability satisfied using Ordinary Shares shall comply with such requirements as may be imposed by the Committee.

3.7  NON-UNIFORM DETERMINATIONS

          Determinations by the Committee under the Plan (including, without limitation, determinations of the persons to receive awards under the Plan; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

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3.8  NO GUARANTEE OF EMPLOYMENT

          The grant of an award under the Plan shall not constitute an assurance of continued employment for any period.

3.9  DURATION AND TERMINATION

          (a) The Plan shall terminate upon the expiration and/or exercise of all New Options awarded hereunder.

          (b) The Board may discontinue or terminate the Plan at any time. Except as set forth in Section 3.4, such action shall not impair any of the rights of any holder of any award outstanding on the date of the Plan's discontinuance or termination without the holder's written consent.

3.10  EFFECTIVE DATE

          The effective date of the Plan is December 31, 1999.


     IN WITNESS WHEREOF, this document has been executed effective as of December 31, 1999.

                              TRANSOCEAN SEDCO FOREX INC.


                              By:  /s/ Eric B. Brown
                                  -----------------------
                                  Eric B. Brown
                                  Corporate Secretary

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